Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Kristine D. Brenner

Director of Investor Relations

(810) 257-2506

kristine.brenner@citizensbanking.com

Citizens Republic Bancorp Reports Fifth Consecutive Quarterly Profit and Restores Deferred Tax Asset

•

Net income attributable to common shareholders was $297 million or $7.35 per share for the second quarter, which includes a $277 million tax benefit, or $6.85 per share related to eliminating the valuation allowance against our deferred tax asset

•	Excluding the tax benefit, net income attributable to common shareholders was $20 million or $0.50 per share for the second quarter

•	Earnings were positively impacted by a 37% reduction in provision expense compared to the first quarter as credit trends showed continued stability and improvement

•	Pre-tax, pre-provision profit remained strong at $32 million

•	Net interest margin increased four basis points to 3.60%

FLINT, MICHIGAN, July 26, 2012—Citizens Republic Bancorp, Inc. (Nasdaq: CRBC) announced net income attributable to common shareholders of $297.1 million or $7.35 per diluted share for the three months ended June 30, 2012, compared to $18.9 million or $0.47 per diluted share for last quarter, and $18.5 million, or $0.46 per diluted share for the second quarter of last year. For the first six months of this year, Citizens recorded net income attributable to common shareholders of $316.0 million or $7.84 per share compared to a net loss of $55.8 million or $1.42 per share for the same period of 2011. Second quarter 2012 results include a $276.8 million or $6.85 per share tax benefit related to the elimination of the valuation allowance against the deferred tax asset.

“Restoring our deferred tax asset was a significant event for us this quarter. Just as important, our bankers continue to drive consistent earnings from our banking operations and we continue to organically grow our strong capital position by successfully executing on our strategic initiatives,” commented Cathleen Nash, president and chief executive officer.

Balance Sheet

The balance sheet continues to reflect Citizens’ focus on C&I and consumer lending. Combined, C&I and consumer loan balances grew 10% compared to June 30, 2011. Growth within these portfolios helped to mitigate the reduction in commercial real estate and residential mortgage balances.

The changes in deposit balances were a result of growing low cost core deposits and strategically reducing more expensive single service and brokered time deposits. These initiatives have resulted in core deposit growth of 9% and a 24% reduction in time deposits compared to June 30, 2011.

Capital

Citizens continues to grow capital organically through earnings and maintains a strong capital position.

Capital Ratios

	Regulatory Minimum for “Well- Capitalized”	June 30, 2012	March 31, 2012	June 30, 2011
Leverage ratio	5.00%	9.77%	8.71%	7.83%
Tier 1 capital ratio	6.00	14.70	13.70	12.43
Total capital ratio	10.00	15.96	14.97	13.77
Tier 1 common equity (non-GAAP)		8.50	7.49	6.36
Tangible equity to tangible assets (non-GAAP)		10.82	7.78	7.12
Tangible common equity to tangible assets (non-GAAP)		7.73	4.68	4.05

Net Interest Income and Margin

Net interest margin was 3.60% in the second quarter, a four basis point increase from both last quarter and the second quarter of last year. Year to date, net interest margin also increased four basis points over last year to 3.58%. These improvements in margin were a result of efforts to reduce funding costs by improving deposit mix, carefully managing deposit costs, reducing reliance on brokered time deposits, and reducing costs on long term debt by extending maturities. The benefits from these initiatives were partially offset by lower yields in the investment securities and loan portfolios due to the continued low interest rate environment and competitive pressures.

Net interest income was $75.7 million for the second quarter of 2012, a decrease of $0.4 million from last quarter and a decrease of $1.9 million from the second quarter of last year. The decreases reflect a reduction in average earning assets, partially offset by the slightly higher net interest margins.

Credit Quality

Credit quality benefits from proactive credit management as well as returning economic stability.

•	Total delinquencies decreased 18% from last quarter to $32.7 million and currently represent 0.59% of portfolio loans.

•

Nonperforming assets were $94.0 million at the end of June, a 4% increase over the end of March and a decrease of 33% from June 30 of last year. The increase over last quarter was directly related to a single commercial relationship.

•

Net charge-offs for the second quarter decreased to $22.2 million, compared to $28.1 million last quarter and $35.4 million in the second quarter of last year. The provision for loan losses decreased 37% from the first quarter to $5.3 million in the second quarter.

•

The allowance for loan losses was $136.1 million or 2.47% of portfolio loans at June 30, 2012, compared to $153.0 million or 2.77% at the end of the prior quarter, and $206.3 million or 3.67% at the end of the second quarter last year.

Noninterest Income and Expense

Noninterest income continues to be impacted by regulatory changes in the industry. Citizens’ focus on services and products helps support a stable base of fee income.

•

Service charges on deposit accounts were down 4% compared to the second quarter of last year primarily the result of regulatory changes. Service charges were up 4% seasonally compared to the first quarter of 2012.

•	Net gains on loans held for sale were minimal compared to prior periods.

•	There were no realized gains or losses recorded in the investment portfolio in 2012.

•	Other income decreased compared to last quarter primarily due to lower unrealized gains on deferred compensation, which was offset in noninterest expense.

Noninterest expense continues to benefit from our improved credit environment and a continued focus on expense management.

•	Losses on ORE and credit costs were significantly lower due to the completion of problem asset resolution initiatives in early 2011.

•	FDIC insurance costs declined in 2012.

•	Improvements in noninterest expense were offset by higher salaries and incentives as well as an increase in benefit costs related to the reinstatement of employer matching in the 401(k) plan.

•

Compared to last quarter, noninterest expense declined slightly as lower payroll tax, occupancy, equipment and data processing expenses more than offset higher professional services expense and advertising costs.

The income tax benefit for the second quarter of 2012 was $276.8 million, compared with a benefit of $10.3 million for the second quarter of 2011. The income tax benefit for the second quarter of 2012 was related to eliminating the valuation allowance against our deferred tax asset as a result of our continued improvement in financial performance. The deferred tax asset balance is reported in Other Assets on the Consolidated Balance Sheets.

Conference Call

Citizens’ senior management will review the quarter’s results in a conference call at 10:00 a.m. ET on Friday, July 27, 2012. A live audio webcast is available on Citizens’ investor relations page at www.citizensbanking.com or by calling (800) 895-0231 (conference ID: Citizens Republic). To listen to the conference call, please connect approximately 10 minutes prior to the scheduled conference time.

A recording will be available approximately two hours after the completion of the conference call at www.citizensbanking.com, where it will be archived for 90 days.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this release includes non-GAAP financial measures such as tangible equity to tangible assets ratio, tangible common equity to tangible assets ratio, Tier 1 common equity ratio, pre-tax pre-provision profit, net interest margin, the efficiency ratio, and adjusted earnings per share. Citizens believes these non-GAAP financial measures provide additional information that is useful to investors in understanding the underlying performance of Citizens, its business and performance trends, and such measures help facilitate performance comparisons with others in the banking industry. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious as to their use of such measures. To mitigate these limitations, Citizens has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety to ensure that Citizens’ performance is properly reflected to facilitate consistent period-to-period comparisons. Although Citizens believes the above non-GAAP financial measures disclosed in this release enhance investors’ understanding of its business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures. See our related Form 8-K for further discussion regarding these non-GAAP financial measures.

Corporate Profile

Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, and Wisconsin with 219 offices and 249 ATMs. Citizens is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and is the 58th largest bank holding company headquartered in the United States. More information about Citizens is available at www.citizensbanking.com.

Safe Harbor Statement

Discussions and statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” and “plan,” and statements regarding Citizens’ future financial and operating results, plans, objectives, expectations and intentions, are forward-looking statements that involve risks and uncertainties, many of which are beyond Citizens’ control or are subject to change. No forward-looking statement is a guarantee of future performance and actual results could differ materially.

Factors that could cause or contribute to actual results differing materially from Citizens’ expectations include the risks and uncertainties detailed from time to time in Citizens’ annual and quarterly filings with the SEC, which are available at the SEC’s website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Citizens’ results of operations, cash flows, financial position and prospects. There can be no assurance that future results will meet expectations. While Citizens believes that the forward-looking statements in this release are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. Citizens does not undertake, and expressly disclaims, any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Consolidated Balance Sheets (Unaudited)

Citizens Republic Bancorp, Inc.

(in thousands)	June 30, 2012	March 31, 2012	June 30, 2011
Assets
Cash and due from banks	$145,432	$145,240	$145,126
Money market investments	203,861	300,174	176,847
Investment Securities:
Securities available for sale, at fair value	1,480,290	1,492,985	1,368,530
Securities held to maturity, at amortized cost (fair value of $1,349,429, $1,422,253 and $1,489,461, respectively)	1,296,164	1,374,449	1,482,787

Total investment securities	2,776,454	2,867,434	2,851,317
FHLB and Federal Reserve stock	122,123	117,943	125,635
Portfolio loans:
Commercial and industrial	1,711,411	1,657,140	1,349,803
Commercial real estate	1,417,409	1,487,059	1,722,242

Total commercial	3,128,820	3,144,199	3,072,045
Residential mortgage	588,144	611,166	708,164
Direct consumer	881,070	903,238	978,319
Indirect consumer	923,714	869,460	869,109

Total portfolio loans	5,521,748	5,528,063	5,627,637
Less: Allowance for loan losses	(136,120)	(153,007)	(206,292)

Net portfolio loans	5,385,628	5,375,056	5,421,345
Loans held for sale	14,518	13,627	19,515
Premises and equipment	93,646	95,795	100,596
Goodwill	318,150	318,150	318,150
Other intangible assets	6,305	6,850	8,848
Bank owned life insurance	221,965	221,268	218,854
Other assets	382,411	115,809	109,397

Total assets	$9,670,493	$9,577,346	$9,495,630

Liabilities
Noninterest-bearing deposits	$1,796,531	$1,692,865	$1,486,970
Interest-bearing demand deposits	1,025,305	993,143	917,522
Savings deposits	2,607,718	2,771,150	2,592,176

Core deposits	5,429,554	5,457,158	4,996,668
Time deposits	1,858,155	2,033,204	2,448,035

Total deposits	7,287,709	7,490,362	7,444,703
Federal funds purchased and securities sold under agreements to repurchase	39,169	34,779	43,244
Other short-term borrowings	—	—	680
Other liabilities	154,718	153,987	146,169
Long-term debt	853,042	853,599	881,112

Total liabilities	8,334,638	8,532,727	8,515,908
Shareholders’ Equity
Preferred stock - no par value	288,723	286,901	281,642
Common stock - no par value	1,435,920	1,435,327	1,433,094
Retained deficit	(378,520)	(675,654)	(734,091)
Accumulated other comprehensive loss	(10,268)	(1,955)	(923)

Total shareholders’ equity	1,335,855	1,044,619	979,722

Total liabilities and shareholders’ equity	$9,670,493	$9,577,346	$9,495,630

Consolidated Statements of Operations (Unaudited)

Citizens Republic Bancorp, Inc.

(in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Interest Income
Interest and fees on loans	$73,950	$77,677	$148,829	$158,388
Interest and dividends on investment securities:
Taxable	16,013	20,546	33,322	40,156
Tax-exempt	2,199	2,713	4,453	5,799
Dividends on FHLB and Federal Reserve stock	1,151	1,044	2,291	2,169
Money market investments	114	249	329	502

Total interest income	93,427	102,229	189,224	207,014

Interest Expense
Deposits	9,367	15,042	20,464	31,417
Short-term borrowings	13	19	31	37
Long-term debt	8,367	9,562	16,931	19,340

Total interest expense	17,747	24,623	37,426	50,794

Net Interest Income	75,680	77,606	151,798	156,220
Provision for loan losses	5,299	17,596	13,696	106,320

Net interest income after provision for loan losses	70,381	60,010	138,102	49,900

Noninterest Income
Service charges on deposit accounts	9,355	9,753	18,340	19,182
Trust fees	3,582	3,811	7,184	7,734
Mortgage and other loan income	1,952	1,883	3,810	4,825
Brokerage and investment fees	1,331	1,533	2,654	2,641
Card-based and other nondeposit fees	4,444	4,394	8,709	8,387
Net gains on loans held for sale	6	1,179	923	73
Investment securities gains (losses)	—	(993)	—	(1,376)
Other income	1,675	1,765	4,965	5,002

Total noninterest income	22,345	23,325	46,585	46,468
Noninterest Expense
Salaries and employee benefits	32,801	31,265	66,099	62,283
Occupancy	6,140	6,047	12,837	13,609
Professional services	2,465	2,407	4,488	4,626
Equipment	2,904	2,841	6,206	5,893
Data processing services	3,721	4,247	7,769	8,599
Advertising and public relations	1,708	1,802	3,043	2,371
Postage and delivery	1,119	1,120	2,218	2,236
Other loan expenses	3,266	3,314	6,452	8,569
(Gains) losses on other real estate (ORE)	(173)	1,355	(559)	10,477
ORE expenses	266	1,029	716	2,797
Intangible asset amortization	545	778	1,123	1,606
Other expense	11,577	13,239	23,047	28,034

Total noninterest expense	66,339	69,444	133,439	151,100

Income (Loss) before Income Taxes	26,387	13,891	51,248	(54,732)
Income tax benefit	(276,789)	(10,266)	(276,789)	(10,211)

Net Income (Loss)	303,176	24,157	328,037	(44,521)
Dividend on redeemable preferred stock	(6,042)	(5,701)	(11,997)	(11,328)

Net Income (Loss) Attributable to Common Shareholders	$297,134	$18,456	$316,040	$(55,849)

Net Income (Loss) Per Common Share:
Basic	$7.35	$0.46	$7.84	$(1.42)
Diluted	7.35	0.46	7.84	(1.42)
Average Common Shares Outstanding:
Basic	39,472	39,417	39,459	39,412
Diluted	39,472	39,417	39,459	39,412

Selected Quarterly Information

	Three Months Ended
(in thousands, except per share amounts)	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Summary of Operations
Net interest income	$75,680	$76,119	$78,049	$78,841	$77,606
Provision for loan losses	5,299	8,397	15,007	17,481	17,596
Noninterest income	22,345	24,240	24,363	24,427	23,325
Noninterest expense	66,339	67,101	66,640	65,411	69,444
Income tax (benefit) provision	(276,789)	—	2,521	(12,568)	(10,266)
Net income	303,176	24,861	18,244	32,944	24,157
Net income attributable to common shareholders (1)	297,134	18,906	12,347	27,183	18,456
Taxable equivalent adjustment	1,532	1,571	1,670	1,827	1,884
Per Common Share Data (2)
Net income:
Basic	$7.35	$0.47	$0.31	$0.68	$0.46
Diluted	7.35	0.47	0.31	0.68	0.46
Common book value	25.85	18.83	18.24	18.03	17.34
Tangible book value (non-GAAP)	24.97	17.88	17.24	16.96	16.22
Tangible common book value (non-GAAP)	17.84	10.75	10.16	9.92	9.22
Shares outstanding, end of period (3)	40,504,637	40,247,241	40,260,213	40,255,758	40,251,874
At Period End
Assets	$9,670,493	$9,577,346	$9,462,849	$9,600,188	$9,495,630
Earning assets	8,588,343	8,774,119	8,680,995	8,824,183	8,755,838
Portfolio loans	5,521,748	5,528,063	5,529,535	5,672,327	5,627,637
Allowance for loan losses	136,120	153,007	172,726	190,354	206,292
Deposits	7,287,709	7,490,362	7,394,941	7,539,904	7,444,703
Long-term debt	853,042	853,599	854,185	855,670	881,112
Shareholders’ equity	1,335,855	1,044,619	1,019,537	1,009,143	979,722
Average for the Quarter
Assets	$9,429,050	$9,521,386	$9,523,184	$9,596,275	$9,664,939
Earning assets	8,622,067	8,750,078	8,761,435	8,856,072	8,942,348
Portfolio loans	5,517,726	5,508,528	5,632,432	5,663,058	5,668,752
Allowance for loan losses	152,154	172,509	190,163	206,119	223,922
Deposits	7,317,653	7,441,693	7,452,137	7,546,615	7,605,707
Long-term debt	853,333	853,912	856,206	862,479	905,902
Shareholders’ equity	1,061,519	1,028,494	1,017,082	991,602	963,932
Financial Ratios (annualized)
Return on average assets	12.93%	1.05%	0.76%	1.36%	1.00%
Return on average shareholders’ equity	114.87	9.72	7.12	13.18	10.05
Average shareholders’ equity / average assets	11.26	10.80	10.68	10.33	9.97
Net interest margin (FTE) (4)	3.60	3.56	3.62	3.63	3.56
Efficiency ratio (non-GAAP)	65.99	65.20	61.39	59.89	63.85
Allowance for loan losses as a percent of portfolio loans	2.47	2.77	3.12	3.36	3.67
Allowance for loan losses as a percent of nonperforming loans(5)	161.53	202.56	197.56	190.09	185.90
Allowance for loan losses as a percent of nonperforming assets(5)	144.85	168.87	168.97	139.01	147.99
Nonperforming loans as a percent of portfolio loans(5)	1.53	1.37	1.58	1.77	1.97
Nonperforming assets as a percent of total loans plus ORAA(5)(6)	1.69	1.63	1.84	2.39	2.46
Nonperforming assets as a percent of total assets(5)	0.97	0.95	1.08	1.43	1.47
Ratio of net charge-offs during period to average portfolio loans	1.62	2.05	2.30	2.34	2.51
Leverage ratio	9.77	8.71	8.45	8.21	7.83
Tier 1 capital ratio	14.70	13.70	13.51	12.81	12.43
Total capital ratio	15.96	14.97	14.84	14.14	13.77

(1)

Net income attributable to common shareholders includes a non-cash dividend to preferred shareholders of $6.0 million in both the second and the first quarters of 2012 and $5.9 million, $5.8 million and $5.7 million in the fourth, third, and second quarters of 2011.

(2)	Earnings per share in the second quarter of 2012 includes a tax benefit of $6.85 per share related to restoring the deferred tax asset.
(3)	Includes participating shares which are restricted stock units and restricted shares.
(4)	Net interest margin is presented on an annual basis, includes taxable equivalent adjustments to interest income and is based on a tax rate of 35%.
(5)	Nonperforming loans/assets exclude troubled debt restructurings (TDRs) that are on an accrual status and performing in accordance with their modified terms.
(6)	Other real estate assets acquired (ORAA) include loans held for sale.

Loan Portfolios

(in thousands)	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Land hold	$5,119	$5,387	$6,542	$6,818	$7,426
Land development	7,006	7,226	13,104	22,232	22,507
Construction	4,591	6,410	5,847	5,410	8,111
Income producing	803,546	877,461	913,755	975,262	1,019,551
Owner-occupied	597,147	590,575	605,113	634,179	664,647

Total commercial real estate	1,417,409	1,487,059	1,544,361	1,643,901	1,722,242
Commercial and industrial	1,711,411	1,657,140	1,543,529	1,531,492	1,349,803

Total commercial	3,128,820	3,144,199	3,087,890	3,175,393	3,072,045

Residential mortgage	588,144	611,166	637,245	654,561	708,164
Direct consumer	881,070	903,238	933,314	954,831	978,319
Indirect consumer	923,714	869,460	871,086	887,542	869,109

Total consumer	2,392,928	2,383,864	2,441,645	2,496,934	2,555,592

Total portfolio loans	$5,521,748	$5,528,063	$5,529,535	$5,672,327	$5,627,637

Delinquency Rates By Loan Portfolio

	June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011		June 30, 2011
30 to 89 days past due (in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Land hold	$—	—%	$—	—%	$21	0.3%	$—	—%	$571	7.69%
Land development	—	—	130	1.81	—	—	216	0.97	—	—
Construction	—	—	—	—	—	—	—	—	1,722	21.23
Income producing	1,519	0.19	1,447	0.16	2,508	0.27	3,325	0.34	1,597	0.16
Owner-occupied	936	0.16	5,177	0.88	2,345	0.39	5,817	0.92	6,524	0.98

Total commercial real estate	2,455	0.17	6,754	0.45	4,874	0.32	9,358	0.57	10,414	0.60
Commercial and industrial	1,565	0.09	2,887	0.17	2,454	0.16	2,594	0.17	3,637	0.27

Total commercial	4,020	0.13	9,641	0.31	7,328	0.24	11,952	0.38	14,051	0.46

Residential mortgage	7,731	1.31	7,568	1.24	9,544	1.50	9,079	1.39	11,564	1.63
Direct consumer	12,396	1.41	14,002	1.55	17,810	1.91	18,629	1.95	20,393	2.08
Indirect consumer	8,504	0.92	8,780	1.01	13,067	1.50	9,898	1.12	10,681	1.23

Total consumer	28,631	1.20	30,350	1.27	40,421	1.66	37,606	1.51	42,638	1.67

Total delinquent loans	$32,651	0.59	$39,991	0.72	$47,749	0.86	$49,558	0.87	$56,689	1.01

Nonperforming Assets

	June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011		June 30, 2011
(in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Land hold	$326	6.37%	$—	—%	$—	—%	$167	2.45%	$167	2.25%
Land development	3	0.05	207	2.87	213	1.62	12	0.05	379	1.68
Construction	—	—	150	2.34	150	2.57	257	4.76	559	6.89
Income producing	19,408	2.42	18,566	2.12	21,171	2.32	23,227	2.38	20,180	1.98
Owner-occupied	18,187	3.05	20,716	3.51	23,798	3.93	27,540	4.34	21,169	3.18

Total commercial real estate	37,924	2.68	39,639	2.67	45,332	2.94	51,203	3.11	42,454	2.47
Commercial and industrial	21,676	1.27	14,629	0.88	16,946	1.10	18,536	1.21	20,995	1.56

Total nonaccruing commercial	59,600	1.90	54,268	1.73	62,278	2.02	69,739	2.20	63,449	2.07

Residential mortgage	13,474	2.29	11,137	1.82	11,312	1.78	13,074	2.00	30,693	4.33
Direct consumer	9,263	1.05	8,895	0.98	12,115	1.30	14,704	1.54	13,944	1.43
Indirect consumer	1,875	0.20	1,074	0.12	953	0.11	1,256	0.14	1,281	0.15

Total nonaccruing consumer	24,612	1.03	21,106	0.89	24,380	1.00	29,034	1.16	45,918	1.80

Total nonaccruing loans	84,212	1.53	75,374	1.37	86,658	1.57	98,773	1.74	109,367	1.94
Loans 90+ days still accruing	59	—	164	—	770	0.01	1,368	0.02	1,604	0.03

Total nonperforming portfolio loans	84,271	1.53	75,538	1.37	87,428	1.58	100,141	1.77	110,971	1.97
Nonperforming held for sale	887		3,264		2,372		20,134		11,395
Other repossessed assets acquired	8,817		11,803		12,422		16,665		17,032

Total nonperforming assets	$93,975		$90,605		$102,222		$136,940		$139,398

Restructured loans still accruing	$18,187		$17,911		$32,347		$12,206		$12,682

Commercial inflows	$23,828		$14,027		$13,269		$23,901		$24,370
Commercial outflows	(18,497)		(22,036)		(20,730)		(17,611)		(38,321)

Net change	$5,331		$(8,009)		$(7,461)		$6,290		$(13,951)

Net Charge-Offs

	Three Months Ended
	June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011		June 30, 2011
(in thousands)	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*	$	% of Portfolio*
Land hold	$(58)	(4.58)%	$—	—%	$(33)	(2.00)%	$—	—%	$4,719	N/M	%
Land development	100	5.76	(83)	(4.64)	3,079	93.21	43	0.76	38	0.68
Construction	14	1.24	(101)	(6.33)	(4)	(0.24)	(5)	(0.34)	(1)	(0.04)
Income producing	3,100	1.55	4,151	1.90	11,924	5.18	3,156	1.28	8,228	3.24
Owner-occupied	2,384	1.61	2,537	1.73	5,791	3.80	2,129	1.33	3,149	1.90

Total commercial real estate	5,540	1.57	6,504	1.76	20,757	5.33	5,323	1.28	16,133	3.76
Commercial and industrial	5,249	1.23	3,029	0.74	1,032	0.27	1,225	0.32	7,176	2.13

Total commercial	10,789	1.39	9,533	1.22	21,789	2.80	6,548	0.82	23,309	3.04

Residential mortgage	3,506	2.40	5,076	3.34	1,170	0.73	18,364	11.13	4,431	2.51
Direct consumer	5,666	2.59	10,935	4.87	6,930	2.95	5,710	2.37	5,605	2.30
Indirect consumer	2,225	0.97	2,572	1.19	2,746	1.25	2,797	1.25	2,076	0.96

Total consumer	11,397	1.92	18,583	3.14	10,846	1.76	26,871	4.27	12,112	1.90

Total net charge-offs	$22,186	1.62	$28,116	2.05	$32,635	2.30	$33,419	2.34	$35,421	2.51

*	Represents an annualized rate.

N/M—Not Meaningful

Summary of Loan Loss Experience

		Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2012	2012	2011	2011	2011
Allowance for loan losses—beginning of period	$153,007	$172,726	$190,354	$206,292	$224,117

Provision for loan losses	5,299	8,397	15,007	17,481	17,596

Charge-offs:
Commercial and industrial	3,667	2,388	1,489	994	4,016
Small business	2,271	1,265	399	1,132	3,853
Commercial real estate	8,093	8,997	21,581	5,860	16,371

Total commercial	14,031	12,650	23,470	7,986	24,240
Residential mortgage	3,972	5,210	1,366	18,369	4,659
Direct consumer	7,168	11,527	7,544	6,398	6,522
Indirect consumer	3,157	3,251	3,229	3,430	2,639

Total charge-offs	28,328	32,638	35,609	36,183	38,060

Recoveries:
Commercial and industrial	577	376	609	721	524
Small business	112	248	248	180	169
Commercial real estate	2,553	2,493	824	537	238

Total commercial	3,242	3,117	1,681	1,438	931
Residential mortgage	466	134	197	5	228
Direct consumer	1,502	592	613	688	917
Indirect consumer	932	679	483	633	563

Total recoveries	6,142	4,522	2,974	2,764	2,639

Net charge-offs	22,186	28,116	32,635	33,419	35,421

Allowance for loan losses—end of period	$136,120	$153,007	$172,726	$190,354	$206,292

Non-GAAP Reconciliation

	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2012	2012	2011	2011	2011
Efficiency Ratio (non-GAAP)
Net interest income (A)	$75,680	$76,119	$78,049	$78,841	$77,606
Taxable equivalent adjustment (B)	1,532	1,571	1,670	1,827	1,884
Investment securities gain (losses) (C)	—	—	38	3	(993)
Noninterest income (D)	22,345	24,240	24,363	24,427	23,325
Noninterest expense (E)	66,339	67,101	66,640	65,411	69,444
(Gains) losses on ORE and ORE Expenses (F)	93	65	2,076	1,739	2,384
Intangible amortization (G)	545	578	688	732	778

Efficiency ratio: (E-F-G)/(A+B-C+D) (non-GAAP)	65.99%	65.20%	61.39%	59.89%	63.85%

Tangible Common Equity to Tangible Assets (non-GAAP)
Total assets	$9,670,493	$9,577,346	$9,462,849	$9,600,188	$9,495,630
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Other intangible assets	(6,305)	(6,850)	(7,428)	(8,116)	(8,848)

Tangible assets (non-GAAP)	$9,346,038	$9,252,346	$9,137,271	$9,273,922	$9,168,632

Total shareholders’ equity	$1,335,855	$1,044,619	$1,019,537	$1,009,143	$979,722
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Other intangible assets	(6,305)	(6,850)	(7,428)	(8,116)	(8,848)

Tangible equity (non-GAAP)	$1,011,400	$719,619	$693,959	$682,877	$652,724

Tangible equity	$1,011,400	$719,619	$693,959	$682,877	$652,724
Preferred stock	(288,723)	(286,901)	(285,114)	(283,360)	(281,642)

Tangible common equity (non-GAAP)	$722,677	$432,718	$408,845	$399,517	$371,082

Tier 1 Common Equity (non-GAAP)
Total shareholders’ equity	$1,335,855	$1,044,619	$1,019,537	$1,009,143	$979,722
Qualifying capital securities	73,667	73,667	73,667	73,667	73,667
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Accumulated other comprehensive loss	10,268	1,955	5,820	1,075	923
Disallowed deferred tax asset	(235,529)	—	—	—	—
Other intangible assets	(6,305)	(6,850)	(7,428)	(8,116)	(8,848)

Tier 1 capital (regulatory)	$859,806	$795,241	$773,446	$757,619	$727,314

Tier 1 capital (regulatory)	$859,806	$795,241	$773,446	$757,619	$727,314
Qualifying capital securities	(73,667)	(73,667)	(73,667)	(73,667)	(73,667)
Preferred stock	(288,723)	(286,901)	(285,114)	(283,360)	(281,642)

Total Tier 1 common equity (non-GAAP)	$497,416	$434,673	$414,665	$400,592	$372,005

Net risk-weighted assets (regulatory)	$5,851,871	$5,803,811	$5,723,333	$5,912,527	$5,850,177
Equity to assets	13.81%	10.91%	10.77%	10.51%	10.32%
Tier 1 common equity (non-GAAP)	8.50	7.49	7.24	6.77	6.36
Tangible equity to tangible assets (non-GAAP)	10.82	7.78	7.59	7.36	7.12
Tangible common equity to tangible assets (non-GAAP)	7.73	4.68	4.47	4.31	4.05

Non-GAAP Reconciliation

Adjusted earnings per share

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Earnings per Share
Diluted net income (loss) per share	$7.35	$0.46	$7.84	$(1.42)
Restoration of the deferred tax asset	6.85	—	6.87	—

Diluted net income (loss) per share (non-GAAP)	$0.50	$0.46	$0.97	$(1.42)

An itemized reconciliation between net income on a GAAP basis and net income excluding the benefit of restoring the deferred tax asset (non-GAAP) follows:

Numerator:
Net income (loss)	$303,176	$24,157	$328,037	$(44,521)
Restoration of the deferred tax asset	(276,789)	—	(276,789)	—

Net income (loss) (non-GAAP)	26,387	24,157	51,248	(44,521)
Dividend on redeemable preferred stock	(6,042)	(5,701)	(11,997)	(11,328)

Net income (loss) attributable to common shareholders (non-GAAP)	20,345	18,456	39,251	(55,849)
Net income allocated to participating securities	475	272	853	—

Net income (loss) after allocation to participating securities (non-GAAP)	$19,870	$18,184	$38,398	$(55,849)

Denominator:
Weighted average shares outstanding for basic and dilutive earnings per common share	39,472	39,417	39,459	39,412

Basic net income (loss) per common share (non-GAAP)	$0.50	$0.46	$0.97	$(1.42)
Diluted net income (loss) per common share (non-GAAP)	0.50	0.46	0.97	(1.42)

Pre-tax pre-provision profit (non-GAAP)

	Three Months Ended
(in thousands)	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Net income	$303,176	$24,861	$18,244	$32,944	$24,157
Income tax provision (benefit)	(276,789)	—	2,521	(12,568)	(10,266)
Provision for loan losses	5,299	8,397	15,007	17,481	17,596
Net (gains) losses on loans held for sale	(6)	(916)	217	(1,952)	(1,179)
Investment securities (gains) losses	—	—	(38)	(3)	993
(Gains) losses on other real estate (ORE)	(173)	(385)	1,081	1,210	1,355
Fair-value adjustment on bank owned life insurance(1)	118	(205)	(100)	385	48
Fair-value adjustment on swaps (1)	74	(61)	(46)	268	77

Pre-tax pre-provision profit (non-GAAP)	$31,699	$31,691	$36,886	$37,765	$32,781

(1)	Fair-value adjustment amounts contained in line item “Other income” on Consolidated Statements of Operations

Noninterest Income and Noninterest Expense

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2012	2012	2011	2011	2011
Service charges on deposit accounts	$9,355	$8,985	$9,724	$10,362	$9,753
Trust fees	3,582	3,602	3,747	3,622	3,811
Mortgage and other loan income	1,952	1,858	2,705	2,089	1,883
Brokerage and investment fees	1,331	1,324	1,243	1,188	1,533
Card-based and other nondeposit fees	4,444	4,265	4,305	4,475	4,394
Net gains (losses) on loans held for sale	6	916	(217)	1,952	1,179
Investment securities gains (losses)	—	—	38	3	(993)
Other income	1,675	3,290	2,818	736	1,765

Total noninterest income	$22,345	$24,240	$24,363	$24,427	$23,325

Salaries and employee benefits	$32,801	$33,298	$30,952	$30,280	$31,265
Occupancy	6,140	6,696	6,326	6,125	6,047
Professional services	2,465	2,023	2,311	2,394	2,407
Equipment	2,904	3,303	3,326	2,918	2,841
Data processing services	3,721	4,048	3,709	3,823	4,247
Advertising and public relations	1,708	1,335	1,298	2,179	1,802
Postage and delivery	1,119	1,099	1,165	1,142	1,120
Other loan expenses	3,266	3,186	3,497	3,941	3,314
(Gains) losses on other real estate (ORE)	(173)	(385)	1,081	1,210	1,355
ORE expenses	266	450	995	529	1,029
Intangible asset amortization	545	578	688	732	778
Other expense	11,577	11,470	11,292	10,138	13,239

Total noninterest expense	$66,339	$67,101	$66,640	$65,411	$69,444

Average Balances, Yields and Rates

	Three Months Ended
	June 30, 2012		March 31, 2012		June 30, 2011
(in thousands)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Earning Assets
Money market investments	$184,670	0.25%	$349,652	0.25%	$403,380	0.25%
Investment securities:
Taxable	2,577,646	2.48	2,548,390	2.72	2,443,792	3.36
Tax-exempt	209,421	6.46	215,344	6.44	254,797	6.55
FHLB and Federal Reserve stock	119,413	3.87	117,942	3.88	137,433	3.04
Portfolio loans:
Commercial and industrial	1,665,640	5.45	1,573,933	5.61	1,348,499	5.38
Commercial real estate	1,465,135	5.04	1,521,448	5.04	1,766,070	5.04
Residential mortgage	601,439	4.36	627,721	4.31	719,336	4.80
Direct consumer	890,957	5.88	920,030	5.89	990,764	6.06
Indirect consumer	894,555	6.15	865,396	6.42	844,083	6.68

Total portfolio loans	5,517,726	5.40	5,508,528	5.48	5,668,752	5.51
Loans held for sale	13,191	3.40	10,222	4.54	34,194	1.72

Total earning assets	8,622,067	4.42	8,750,078	4.47	8,942,348	4.67
Nonearning Assets
Cash and due from banks	141,122		143,008		138,728
Premises and equipment	94,836		96,986		101,352
Investment security fair value adjustment	53,672		49,832		53,822
Other nonearning assets	669,507		653,991		652,611
Allowance for loan losses	(152,154)		(172,509)		(223,922)

Total assets	$9,429,050		$9,521,386		$9,664,939

Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$988,884	0.14	$973,664	0.17	$947,220	0.23
Savings deposits	2,677,524	0.23	2,708,522	0.28	2,621,616	0.37
Time deposits	1,916,294	1.57	2,128,916	1.67	2,562,463	1.89
Short-term borrowings	37,148	0.13	38,683	0.19	41,340	0.18
Long-term debt	853,333	3.94	853,912	4.03	905,902	4.23

Total interest-bearing liabilities	6,473,183	1.10	6,703,697	1.18	7,078,541	1.40
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,734,951		1,630,591		1,474,408
Other liabilities	159,397		158,604		148,058
Shareholders’ equity	1,061,519		1,028,494		963,932

Total liabilities and shareholders’ equity	$9,429,050		$9,521,386		$9,664,939

Interest Spread		3.32%		3.29%		3.27%
Contribution of noninterest bearing sources of funds		0.28		0.27		0.29

Net Interest Margin		3.60%		3.56%		3.56%

Average Balances, Yields and Rates

	Six Months Ended
	June 30,
	2012		2011
	Average	Average	Average	Average
(in thousands)	Balance	Rate	Balance	Rate
Earning Assets
Money market investments	$267,161	0.25%	$410,031	0.25%
Investment securities:
Taxable	2,563,018	2.60	2,378,990	3.38
Tax-exempt	212,382	6.45	266,672	6.69
FHLB and Federal Reserve stock	118,678	3.87	140,635	3.10
Portfolio loans:
Commercial and industrial	1,619,785	5.53	1,385,331	4.98
Commercial real estate	1,493,292	5.04	1,904,944	5.18
Residential mortgage	614,580	4.34	730,515	4.78
Direct consumer	905,494	5.89	1,007,777	6.09
Indirect consumer	879,976	6.29	830,455	6.74

Total portfolio loans	5,513,127	5.44	5,859,022	5.46
Loans held for sale	11,707	3.90	30,547	3.38

Total earning assets	8,686,073	4.45	9,085,897	4.67
Nonearning Assets
Cash and due from banks	142,065		141,328
Premises and equipment	95,911		102,868
Investment security fair value adjustment	51,752		43,085
Other nonearning assets	661,749		667,486
Allowance for loan losses	(162,332)		(259,380)

Total assets	$9,475,218		$9,781,284

Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$981,274	0.16	$949,482	0.23
Savings deposits	2,693,023	0.25	2,625,435	0.39
Time deposits	2,022,605	1.62	2,657,357	1.92
Short-term borrowings	37,916	0.16	41,264	0.18
Long-term debt	853,622	3.98	938,309	4.15

Total interest-bearing liabilities	6,588,440	1.14	7,211,847	1.42
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,682,772		1,435,216
Other liabilities	159,000		151,216
Shareholders’ equity	1,045,006		983,005

Total liabilities and shareholders’ equity	$9,475,218		$9,781,284

Interest Spread		3.30%		3.25%
Contribution of noninterest bearing sources of funds		0.28		0.29

Net Interest Margin		3.58%		3.54%